CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust IV of our report dated April 24, 2024, relating to the financial statements and financial highlights, which appear in JPMorgan Securities Lending Money Market Fund’s Annual Report on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
September 3, 2024

Appendix A

JPMorgan Securities Lending Money Market Fund	For the year ended February 29, 2024

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